STOCK PURCHASE AGREEMENT


                  STOCK  PURCHASE  AGREEMENT  ("Stock  Purchase   Agreement"  or
"Agreement") dated as of April 21, 1995, between CITIBANK, N.A. (the "Seller"), a national banking association, and MARSHALL T.
REYNOLDS (the "Purchaser").


                               W I T N E S S E T H


                  WHEREAS, the Seller has made a loan (the "Loan"), pursuant to a Loan Agreement ("Loan Agreement") dated August 24,
1988, to Mark G. Griffin, the E.A. Griffin Trust, Barbara D. Blum, Richard W. Naing, Maria L. Naing and the Wynmark Trust
(collectively, "Borrowers");

                  WHEREAS, payment of the Loan is secured by the pledge by the Borrowers to the Seller of 203,038 shares (the "Shares") of the common stock, par value $10.00 per share ("Bancorp Common Stock") of Abigail Adams National Bancorp, Inc. ("Bancorp");

                  WHEREAS, one or more events of default have occurred and are continuing under the Loan Agreement;

                  WHEREAS, the Seller has, or will have as of the Initial Closing (as defined in Section 2.1(a) hereof), full right, power and authority to sell, pursuant to Section 9-504 of the New York Uniform Commercial Code ("UCC"), at least 191,932 of the Shares to Purchaser;

                  WHEREAS, the Seller wishes to sell all of the Shares to Purchaser, and Purchaser wishes to purchase and acquire, in a UCC sale, all of the Shares from the Seller (the "Acquisition"), all on the terms set forth herein; and

                  WHEREAS,   the   parties   desire  to  provide   for   certain
undertakings,   conditions,   representations,   warranties   and  covenants  in
connection with the transactions contemplated hereby;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  "Adams" shall mean Adams National Bank, N.A., a national banking association and a wholly owned, direct subsidiary of Bancorp.


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                  "Applicable  Number of Shares"  shall mean the  greater of (i)
the maximum number of Shares that the Seller has the full right, power and authority to sell and deliver to Purchaser as of the Initial Closing and (ii) 191,932 of the Shares.

                  "Appropriate Federal Regulator" shall mean in the case of Adams, the OCC, and in the case of Bancorp, the Federal Reserve Board or the Federal Reserve Bank of Richmond.

                  "Bancorp Agreement" shall mean an agreement between Purchaser and Bancorp executed prior hereto, a copy of which is attached hereto as Exhibit A, pursuant to which, among other things, (a) Purchaser will provide an opportunity to the stockholders of Bancorp (other than Seller) to receive $21.00 per share in cash for the shares of Bancorp Common Stock held by them (defined therein as the "Tender Offer"); and (b) Bancorp (i) agrees to take all actions necessary so that the execution, delivery and performance of this Agreement and consummation of the Acquisition as contemplated by this Agreement and the Tender Offer do not and will not result in Purchaser, any of his Permitted Assignees, or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable or otherwise cause or give rise to the occurrence of a "Distribution Date" as such term is defined in the Bancorp Rights Agreement, (ii) agrees not to take any action to oppose or impede consummation of the Acquisition, and (iii) agrees to take all actions necessary so that the execution and delivery of this Agreement, consummation of the Acquisition and consummation of the Tender Offer do not constitute a "Change in Control" under the terms of any of the severance agreements referenced in Item 5 of Bancorp's Form 8-K report dated April 27, 1994 or otherwise cause any of the rights or benefits of the employees under such severance agreements to become exercisable or triggered.

                  "Bancorp Rights Agreements" shall mean the Rights Agreement dated as of April 12, 1994 between Bancorp and The First National Bank of Maryland, as Rights Agent, as such may be amended from time to time.

                  "Business Day" shall mean any day other than Saturday, Sunday or a day on which commercial banks located either in the District of Columbia or the City of New York are required or permitted to be closed.



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                  "Closing  Date"  shall  mean  the  Initial  Closing  Date or a
Subsequent Closing Date, as applicable, each as defined in Section 2.1 hereof.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Closing Deadline" shall mean the later of (a) the close of business on July 21, 1995; or (b) such other date as may be applicable pursuant to Section 2.1(b) of this Agreement.

                  "Deposit" shall have the meaning specified in Section 2.2 hereof.

                  "Designated Account" shall mean an account of the Seller at a commercial bank that is designated in a written notice provided to Purchaser at least two Business Days prior to the Closing Date or other payment date.

                  "Escrowed Funds" shall have the meaning specified in Section 2 of the Escrow Agreement attached hereto as Exhibit B.

                  "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

                  "FDIC" shall mean the Federal Deposit Insurance
Corporation, or any successor thereto.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Material Adverse Change" shall mean an event or condition described in Section 6.3(e) of this Agreement that has occurred and is continuing at a time and under circumstances described in Section 6.3(e) of this Agreement.

                  "OCC" shall mean the Office of the Comptroller of the Currency.

                  "Previously Disclosed" shall mean disclosed on or prior to the date hereof in a letter from the party making such disclosure specifically referring to this Agreement and delivered to the other party.

                  "Purchase Price" shall mean an amount equal to (i) $17.00 multiplied by (ii) the Applicable Number of Shares.

                  "Remaining Shares" shall mean any of the Shares that are not sold and delivered to Purchaser at the Initial Closing.


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



                  Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

2.1               Acquisition of Shares

                  (a) The transactions contemplated by this Agreement shall be consummated at a Closing (the "Initial Closing") to be held at the offices of Covington & Burling, 1201 Pennsylvania Avenue, Washington, DC, or such other place which shall be agreed to by the Seller and Purchaser, on the earlier of
(i) the date on which all conditions precedent contained in this Agreement have been satisfied, but in no event later than the third Business Day following the date on which the condition specified in Section 6.3(d) has been satisfied or
(ii) the Closing Deadline, or on such other date as the Seller and Purchaser may agree in writing (the "Initial Closing Date"). Notwithstanding the foregoing, unless the Seller and Purchaser otherwise agree in writing, the Initial Closing shall take place no later than the Closing Deadline (as such may be extended pursuant to Section 2.1(b) of this Agreement).

                  (b) Unless extended pursuant to this Section 2.1(b) or pursuant to the written agreement of the parties as provided in Section 7.4, the Closing Deadline for the Initial Closing Date shall be July 21, 1995. Provided that Purchaser has satisfied the conditions set forth in this Section 2.1(b), Purchaser shall have the right to extend the Closing Deadline one time (an "Extension Right"), for an additional thirty day period (an "Extension Period"). An Extension Right may be exercised by Purchaser only if (i) as of the commencement of the Extension Period the Seller does not have the right to terminate this Agreement pursuant to Section 7.1(b) of this Agreement; (ii) Purchaser has not received any regulatory disapproval or denial in connection with this Agreement; (iii) the condition specified in Section 6.3(d) has not been satisfied; (iv) Purchaser shall have notified Seller in writing of its intent to exercise the Extension Right not more than ten days prior to the Closing Deadline; (v) Purchaser shall have made a payment (an "Extension Payment") in the amount of $50,000.00 in immediately available funds not later than five days prior to the Closing Deadline to the Designated Account, or if no Designated Account has been designated by Seller, by check payable to Seller. No Extension Right may be exercised until the period commencing ten days prior to the applicable Closing Deadline. Purchaser's notice of intent to exercise the Extension Right shall state the reasons for the exercise of such Extension Right.

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                  (c)  At  the  Initial  Closing,   upon   satisfaction  of  the
conditions contained in Article VI hereof, the Seller shall sell and deliver to Purchaser, and Purchaser shall purchase from the Seller, the Applicable Number of Shares, and in exchange therefor Purchaser shall pay to the Seller, by application of the Escrowed Funds and wire transfer to the Designated Account or by check if no Designated Account has been designated by the Seller, an amount equal to the Purchase Price. At the Initial Closing, the Seller shall deliver to Purchaser certificates representing the Applicable Number of Shares, together with duly executed stock powers filled in blank, and shall take all reasonable actions at the Initial Closing and thereafter (excluding delivering any legal opinions), at the request of Purchaser, necessary to accomplish the transfer of the Applicable Number of Shares to Purchaser.

                  (d) During the six month period following the Initial Closing, Seller shall, within three Business Days after the time at which it obtains the full right, power and authority to sell and deliver any of the Remaining Shares to Purchaser, deliver a written notice ("Remaining Shares Notice") to Purchaser specifying the number of Remaining Shares as to which it has obtained full right, power and authority to sell and deliver to Purchaser. A closing (a "Subsequent Closing") with respect to such Shares shall be held within twenty
(20) Business Days after Seller so notifies Purchaser (such date being a "Subsequent Closing Date"). Provided, however, that if the Remaining Shares Notice is given at any time after Purchaser has publicly announced a tender offer for Bancorp Common Stock and before expiration of the period, including extensions, during which shares of Bancorp Common Stock tendered thereunder may be accepted or rejected, the Subsequent Closing Date shall be postponed until after expiration of such period or such other time as Purchaser may purchase the Remaining Shares covered by such Remaining Shares Notice consistent with applicable law and regulations, and Seller covenants and agrees that it shall not tender any Remaining Shares pursuant to any such tender offer. At any Subsequent Closing, upon satisfaction of the conditions contained in Article VI hereof, the Seller shall sell and deliver to Purchaser, and Purchaser shall buy and accept from Seller, the number of Remaining Shares specified in the applicable Remaining Shares Notice by delivering to Purchaser certificates representing such Shares, together with duly executed and witnessed stock powers filled in blank, and Purchaser shall pay to the Seller, by wire


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



transfer to the Designated Account or by check if no Designated Account has been designated by the Seller, an amount equal to the number of Remaining Shares being sold to Purchaser at such Subsequent Closing multiplied by $17.00.

2.2               Deposit

                  Concurrently with execution by Purchaser and Seller of this Agreement, Purchaser shall deliver to Citizens Bank of Maryland, Trust
Department, 14401 Sweitzer Lane, Laurel, Maryland 20707 (or another financial institution reasonably acceptable to the parties hereto) as escrow agent (the "Escrow Agent"), $325,000 in immediately available funds (the "Deposit"), and Purchaser and the Seller concurrently herewith shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"). The Deposit shall be held and distributed by the Escrow Agent in accordance with the Escrow Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Except as Previously Disclosed, the Seller hereby represents and warrants to Purchaser as follows:

3.1               Organization, Good Standing and
                  Authority of the Seller

                  The Seller is a national bank duly organized, validly existing and in good standing under the laws of the United States.

3.2               Warranty of Title to the Shares

                  (a) The Seller has, or will have as of the Initial Closing, the ability to transfer valid title to the Applicable Number of Shares to Purchaser, pursuant to Section 9-504 of the UCC and, upon their transfer to Purchaser pursuant to Section 2.1, Purchaser will have valid title to the Applicable Number of Shares free and clear of any pledges, liens, security interests, options, restrictions on transfer or other encumbrances, other than those imposed through acts of Purchaser or by applicable State or Federal securities laws, rules or regulations.

                  (b) Upon the transfer to Purchaser of any Remaining Shares pursuant to Section 2.1 of this Agreement, Purchaser will have valid title to such Remaining Shares free and clear of any pledges, liens, security interests, options, restrictions on transfer or other encumbrances, other than those imposed through acts of Purchaser or by applicable State or Federal securities laws, rules or regulations.

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3.3               Authorized and Effective Agreement

                  (a) The Seller has all requisite corporate power and authority to enter into and to perform all of its obligations under this Agreement. As of the date hereof, the Seller has all requisite corporate power and authority to hold the Shares as collateral for the Loan. The execution and delivery of this Stock Purchase Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Seller. This Stock Purchase Agreement constitutes a legal, valid and binding obligation of the Seller, which is enforceable against the Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Stock Purchase Agreement nor consummation of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the articles of association or by-laws of Seller, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, the Loan Agreement or any related documents, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, regulation applicable to the Seller.

3.4               Legal Proceedings

                  To the best of the Seller's knowledge (Seller having no duty of inquiry) as of the date of Seller's execution and delivery of this Agreement, there are no actual pending actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, except for Delaware Court of Chancery proceedings C.A. 13464 and C.A. 13810.

3.5               SELLER'S DISCLAIMER OF REPRESENTATIONS
                  AND WARRANTIES

                  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING OR WITH RESPECT TO BANCORP, ADAMS OR THE SHARES.


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                  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION
PROVIDED OR TO BE PROVIDED TO PURCHASER WITH RESPECT TO BANCORP, ADAMS OR THE SHARES WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, EVALUATIONS, REPORTS OR OTHER INFORMATION PERTAINING TO BANCORP, ADAMS OR THE SHARES AS MAY HAVE BEEN FURNISHED TO PURCHASER BY SELLER OR ITS AGENTS OR REPRESENTATIVES.

                  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE SHARES AS PROVIDED IN THIS AGREEMENT IS MADE WITHOUT RECOURSE ON AN "AS IS", "WHERE IS" CONDITION AND BASIS WITH ALL FAULTS EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS
ARTICLE III. IT IS UNDERSTOOD AND AGREED THAT THE SHARES WILL BE SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS ARTICLE III.

                  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS AWARE THAT THE SHARES (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER STATE OR FEDERAL SECURITIES STATUTE, THAT BANCORP HAS NO OBLIGATION OR INTENTION TO REGISTER THE SHARES, OR TO TAKE ANY ACTION SO AS TO PERMIT SALES PURSUANT TO THE ACT, AND THAT SELLER HAS NO OBLIGATION OR INTENTION TO CAUSE THE SHARES TO BE REGISTERED OR TO TAKE ANY ACTION SO AS TO PERMIT SALES PURSUANT TO THE ACT, (B) WILL NOT BE LISTED ON ANY STOCK OR OTHER SECURITIES EXCHANGE, (C) WILL CARRY NO RATING BY ANY RATING SERVICE, AND (D) WILL NOT BE READILY MARKETABLE. PURCHASER UNDERSTANDS THAT BECAUSE OF THE ACT, PURCHASER WILL BE PRECLUDED FROM MAKING ANY TRANSFER OR OTHER DISPOSITION OF ANY OF THE SHARES FOR AN INDEFINITE PERIOD UNLESS A SPECIFIC EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO ANY PARTICULAR TRANSACTION OR UNLESS THE SHARES HAVE BEEN REGISTERED PURSUANT TO THE ACT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE SHARES WILL BEAR AN APPROPRIATE RESTRICTIVE LEGEND TO THE EFFECT THAT THE SHARES MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR THE AVAILABILITY OF A VALID EXEMPTION FROM REGISTRATION, AND THAT AN ACCEPTABLE OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Except as Previously Disclosed, Purchaser hereby represents and warrants to the Seller as follows:

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4.1               Authorized and Effective Agreement

                  (a) Purchaser  has all requisite  power and authority to enter into and perform all of its obligations under this Stock Purchase Agreement. The execution and delivery of this Stock Purchase Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action in respect thereof on the part of Purchaser. This Stock Purchase Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Purchaser's consummation of the transactions contemplated by this Agreement is not contingent upon financing.

                  (b) Neither the execution and delivery of this Stock Purchase Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof shall (i) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

4.2               Legal Proceedings: Regulatory Approvals

                  To the best of Purchaser's knowledge as of the date of Purchaser's execution and delivery of this Agreement, there are no actual actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. No fact or condition relating to Purchaser known to Purchaser exists that would prohibit Purchaser from obtaining all of the regulatory approvals contemplated herein.

4.3               Purchaser's Due Diligence

                  At the time of the execution of this Agreement, Purchaser shall have made such examination, review and investigation of the facts and circumstances necessary to evaluate Bancorp, Adams and the Shares as it has deemed necessary or appropriate to form a basis for its decision to purchase the Shares. Purchaser is assuming all risk with respect to the completeness, accuracy or sufficiency of its examination, review and investigation. Purchaser has agreed to the Purchase Price on the basis of its own independent investigation and evaluation of Bancorp and Adams and

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has not  sought or relied  upon any  representations,  warranties,  information, covenants or agreements of Seller (other than the express representations and warranties set forth in this Agreement).

4.4               Sophistication; Investment Intent; Legend

                  Purchaser, his Permitted Assignees and their respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the purchases contemplated hereby, to evaluate the merits and risks of an investment in Bancorp and to make an informed decision with respect thereto. Purchaser and Permitted Assignees are acquiring the shares of Bancorp common stock hereunder for their own account for investment only and not with a view to making a distribution thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Such shares will not be sold or transferred by Purchaser or Permitted Assignees in violation of the securities laws of the United States or any state thereof or other jurisdiction. Purchaser and Permitted Assignees understand and agree that the certificate or certificates representing such shares will bear a legend substantially to the effect set forth below:

                  The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state or foreign securities laws (the "Other Acts") and shall not be sold or otherwise disposed of for value by the holder hereof except upon registration of such sale or disposition in accordance with the securities registration requirements of the Act or any applicable Other Acts, or pursuant to an exemption from such registration requirements.


                                    ARTICLE V
                                    COVENANTS

5.1               Applications

                  As promptly as practicable after the date hereof, Purchaser shall submit applications for prior approval of the transactions contemplated herein to the Federal Reserve Board, or any other federal, state or local government agency, department or body the approval of which is required for consummation of the Acquisition, and diligently pursue all such governmental approvals of such applications. Except to the extent prohibited by law,

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rule,  regulation or order,  Seller shall,  on specific  request from Purchaser,
provide  to  Purchaser  all  non  privileged,   non-confidential   documents  in
possession,   custody  or  control  of  the  persons  at  Seller   charged  with
administering the Loan that are necessary for Purchaser to secure court or other governmental approvals, and information in the possession, custody or control of the persons at Seller charged with administering the Loan that would establish a Material Adverse Change. Purchaser shall keep Seller reasonably informed regarding the status of Purchaser's efforts to obtain regulatory approval of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Purchaser shall inform Seller in writing within three (3) business days of formal notice of (i) regulatory approval of the transaction;
(ii) regulatory disapproval of the transaction; or (iii) imposition of any conditions to regulatory approval.

5.2               Best Efforts

                  Purchaser and the Seller shall each use its best efforts in good faith to take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Acquisition, in accordance with the terms of this Stock Purchase Agreement, at the earliest possible date. Neither Purchaser nor the Seller shall take, or cause or unreasonably permit to be taken, any action that would substantially delay or impair the prospects of completing the Acquisition. On reasonable request by the other party, Purchaser and Seller shall advise the other party of the status of its efforts to consummate the Acquisition.

5.3               Press Releases

                  Purchaser and the Seller shall agree with each other as to the form and substance of any press release related to this Stock Purchase Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures related thereto, other than those required by any law, regulation, rule or order.

5.4               Forbearances of the Seller

                  Except with the prior written consent of Purchaser, between the date hereof and the Closing Date, the Seller shall not enter into any binding agreement concerning any acquisition of the Shares, other than an agreement that is expressly a back-up agreement the effectiveness of which is expressly conditioned on the termination of this Agreement pursuant to Section
7.1 hereof.

5.5               Brokers and Finders

                  Each party shall be responsible for any liability for any fees or commissions or other payments in connection with the transactions contemplated herein arising from claims by any broker, finder, financial advisor, attorney or accountant it shall have engaged and shall indemnify the other party against such liability. Purchaser has engaged Ferris, Baker Watts, Incorporated as its financial advisor in connection with the transactions contemplated by this Agreement. Seller has engaged no financial advisor in connection with the transactions contemplated by this Agreement. Purchaser acknowledges that Bancorp has engaged Baxter Fentriss and Company as its financial advisor, and that Seller is not responsible for any fee or commission or other payments to Baxter Fentriss and Company.

5.6               Release of National Bancshares, Inc.

                  At the Initial Closing, upon satisfaction of the conditions set forth in Article VI hereof, Seller and Purchaser shall execute and deliver a release of claims against National Bancshares, Inc. ("NBI") and each of its directors (collectively, the "NBI Group") and officers, employees and agents, in all material respects in the form attached hereto as Exhibit C.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1               Conditions Precedent -- Purchaser and the Seller

                  The respective obligations of Purchaser and the Seller to effect the transactions contemplated by this Agreement at any Closing Date shall be subject to satisfaction or waiver by each party of the following conditions at or prior to such Closing Date:

                  (a) Neither Purchaser nor the Seller shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Stock Purchase Agreement.

                  (b) The NBI Group shall have executed and delivered an absolute and unconditional release of any and all claims the NBI Group has or may have against Seller, Bancorp, Adams, and Purchaser, and their respective directors, officers, employees and agents, in all material respects in the form attached hereto as Exhibit D, except that the foregoing release may exclude from coverage and release thereunder any of Seller, Bancorp, Adams, Purchaser or any director of Bancorp if such person or entity does not contemporaneously therewith execute a similar release in favor of the NBI Group.

                  (c) Seller shall have executed and delivered, effective as of the Initial Closing Date, an absolute and unconditional release of any and all claims that Seller has or may have against Bancorp, Adams or any of their respective affiliates, directors, officers, employees or agents related to any action or inaction by any of them in connection with the Shares, the Seller's efforts to sell the Shares, the Loan and any dealings, negotiations, discussions, agreements or contracts between Seller and any party regarding the Shares, Bancorp or Adams, such release to be in the form attached hereto as Exhibit E; except that such release may exclude from coverage and release thereunder any director of Bancorp who does not contemporaneously therewith execute and deliver the release required by Section 6.2(g) (each director of Bancorp who is entitled to a release hereunder is referred to herein as a "Released Director").

                  (d) Prior to the execution hereof, Purchaser and Seller shall have received the opinion of Covington & Burling that the execution, delivery and performance of this Agreement and consummation of the Tender Offer shall not result in the Purchaser, any of his Permitted Assignees, or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable, such opinion to be in form and substance satisfactory to Seller, Purchaser and their respective counsel.

                  (e) Purchaser and Bancorp shall have executed and delivered the Bancorp Agreement and Bancorp shall have complied with all of its obligations thereunder.

                  (f) Seller, Bancorp, Barbara D. Blum, Letitia P. Chambers, Shireen L. Dodson, Susan Hager, Clarence L. James, Jr., Richard W. Naing and Dana B. Stebbins shall have executed and delivered all motions or stipulations necessary or appropriate to cause the dismissal with prejudice of that certain action filed in the Court of Chancery of the State of Delaware in and for New
Castle County, captioned Citibank, N.A. v. Abigail Adams National Bancorp, Inc., et al., C.A. No. 13464, including dismissal of all claims and counterclaims.

6.2               Conditions Precedent -- the Seller

                  The obligations of the Seller to effect the transactions contemplated by this Agreement at any Closing Date shall be subject to satisfaction of the following additional conditions at or prior to such Closing Date unless waived by the Seller pursuant to Section 7.4 hereof:

                  (a) The representations and warranties of Purchaser set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date as though made on and as of such Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise expressly provided in this Stock Purchase Agreement or consented to in writing by the Seller.

                  (b) Purchaser shall have in all material respects performed all obligations and complied with all covenants required by this Agreement.

                  (c) Purchaser shall have received all approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Acquisition and all notice and waiting periods in connection therewith shall have expired.

                  (d)   Purchaser   shall  have   delivered   to  the  Seller  a
certificate, dated as of such Closing Date and signed by its authorized representative, stating that to the best of such person's knowledge the conditions set forth in Sections 6.2(a), 6.2(b), and 6.2(c) have been satisfied.

                  (e) Purchaser shall have delivered to Seller an opinion of Huddleston, Bolen, Beatty, Porter & Copen, Huntington, West Virginia, that the sale of the Shares by Seller to Purchaser and Purchaser's Permitted Assignees is exempt from registration under the Securities Act of 1933, as amended.

                  (f) That there are no actions, suits, claims, governmental investigations or procedures instituted or pending that present a claim to restrain or prohibit the transactions contemplated herein.

                  (g) Bancorp and Adams each shall have executed and delivered to Seller, effective as of the Initial Closing Date, an absolute and unconditional release of any and all claims that it has or may have against Seller or any of its affiliates, directors, officers, employees or agents relating to any action or inaction by any of them in connection with the Shares, Seller's efforts to sell the Shares, the Loan and any dealings, negotiations, discussions, agreements or contracts between Seller and any party regarding the Shares, Bancorp or Adams, such release to be in all material respects in the form attached hereto as Exhibit F, and each

Released Director of Bancorp shall have executed and delivered to Seller, effective as of the Initial Closing Date, an absolute and conditional release in the same form and covering the same matters.

6.3               Conditions Precedent -- Purchaser

                  The obligations of Purchaser to perform under Section 2.1 of this Agreement shall be subject to satisfaction of the following additional conditions at or prior to such Closing Date unless waived by Purchaser pursuant to Section 7.4 hereof:

                  (a) The representations and warranties of the Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date as though made on and as of such Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Purchaser.

                  (b) The Seller shall have in all material respects performed all obligations and complied with all covenants required by this Agreement.

                  (c) The Seller shall have delivered to Purchaser a certificate, dated as of such Closing Date and signed by its authorized representative, stating that to the best of such person's knowledge the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

                  (d) Purchaser shall have received all regulatory approvals required in connection with the transactions contemplated by this Stock Purchase Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, all such approvals shall be in effect and all conditions precedent imposed by such approvals shall have been satisfied; provided, however, that no such approval shall have imposed any condition or requirement that, in the reasonable opinion of Purchaser, would so materially and adversely affect the business or economic benefits of the transactions contemplated by this Agreement as to render consummation of such transactions unduly burdensome.

                  (e) No Material Adverse Change shall have occurred and be continuing. A Material Adverse Change shall be deemed to have occurred only if:

                           (i) The Appropriate  Federal Regulator for Bancorp or
                  Adams shall have issued a determination by March 31, 1995, based on the reported financial condition of

                  Bancorp or Adams on or before March 31, 1995, that Adams or Bancorp is "undercapitalized" within the meaning of such regulator's prompt corrective action regulations promulgated pursuant to Section 38 of the FDIA;

                           (ii) The Appropriate Federal Regulator for Bancorp or
                  Adams shall have issued a prompt corrective action order by March 31, 1995 and Adams or Bancorp shall have failed to comply with such order within the time specified in such order or, if no time is specified, within a reasonable time;

                           (iii) Adams or Bancorp shall have been notified on or
                  before March 31, 1995 by its Appropriate Federal Regulator that it is in an unsafe and unsound condition or is engaging in an unsafe and unsound practice, and Adams or Bancorp shall have failed to cure such condition or cease such practice within the time set by such regulator or, if no time is set, within a reasonable time;

                           (iv) On or before  March 31,  1995,  Adams or Bancorp
                  shall have entered into a written agreement with its Appropriate Federal Regulator materially limiting its ability to engage in its principal business activities;

                           (v) On or before March 31, 1995, the insurance of
                  Adams' deposits by the FDIC shall have been suspended or terminated; or

                  For the purpose of subsection (ii) and (iii), above, in the event that the time in which an order may be complied with or a cure may be effected has not expired as of the Closing Date, no "Material Adverse Change" shall be deemed to have occurred, and Purchaser, not the Seller, shall bear the risk of Bancorp's and/or Adams' compliance or non-compliance with such order, provided, however, that in the event that a Material Adverse Change is deemed not to have occurred because the time in which to comply with an order or effect a cure has not expired, then Purchaser shall be entitled to a refund from Seller in an amount equal to the lesser of (a) the total amount of Extension Payments as may have been paid to Seller or (b) the reasonable and actual cost of effectuating the required cure or complying with the regulator's order.

                  Purchaser shall provide a written notice to the Seller promptly after Purchaser obtains actual knowledge of facts constituting a Material Adverse Change describing such facts in reasonable detail (a "MAC Notice").

                  (f) That there are no actions, suits, claims, governmental investigations or procedures instituted or pending that present a claim to restrain or prohibit the transactions contemplated herein, other than Delaware Chancery Court proceeding C.A. 13810.

                  (g) Upon acquisition of the Shares by Purchaser pursuant to this Agreement, Purchaser shall own at the Initial Closing at least 67.4% and at any Subsequent Closing at least 70% of the outstanding voting stock and equity interest in Bancorp, which shall own 100% of the outstanding voting stock and equity interest in Adams and there shall be no outstanding rights or options held by any person or entity the exercise of which could result in a dilution of the ownership interests of Purchaser in Bancorp or Bancorp in Adams.

                                   ARTICLE VII
               TERMINATION, WAIVER, AMENDMENT AND INDEMNIFICATION

7.1               Termination

                  This Agreement may be terminated:

                  (a) At any time by the mutual consent in writing of the parties hereto.

                  (b) At any time, by Purchaser in writing if the Seller has, or by the Seller in writing if Purchaser has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which breach has been materially adverse, and in the case of (i) or (ii) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or a Closing Date; provided that neither party may terminate this Agreement pursuant to this Section 7.1(b) if at such time such party has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein and such breach has not been cured in all material respects.

                  (c) At any time by either party hereto if there shall have been a final regulatory determination (as to which all periods for appeal, request for reconsideration and judicial review shall have expired and no appeal, request for reconsideration or petition for judicial review shall be pending) denying any regulatory application the approval of which is a condition precedent to either party's obligations hereunder, or approving such application with conditions that, in the reasonable opinion of Purchaser, are unduly burdensome.

                  (d) By Purchaser in the event a Material Adverse Change has occurred and is continuing as of the Initial Closing Date;

                  (e) At any time by either party hereto if there shall have been a final judicial determination in an action brought by a person or entity that is not a party hereto, acting in concert with a party hereto or a shareholder of Purchaser (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid, or unenforceable.

                  (f) By Seller in writing, if the Initial Closing Date has not occurred by the Closing Deadline, as it may be extended pursuant to Section 2.1(b), but only if Purchaser is not entitled at such time to terminate this Agreement pursuant to Section 7.1(b) (ignoring for such purpose any unexpired cure period relating to a breach by the Seller specified therein).

                  (g) By the Seller if (i) it has received a MAC Notice from Purchaser, (ii) Purchaser has not terminated this Agreement within ten Business Days after the date (the "MAC Notice Date") such MAC Notice was delivered to the Seller by Purchaser, (iii) the Seller delivers a written notice of termination (a "Seller Notice") to Purchaser within 20 Business Days after the MAC Notice Date and (iv) Purchaser has not, within five Business Days after its receipt of a Seller Notice, waived its right to terminate this Agreement or refuse to consummate the transactions contemplated hereby based solely upon the Material Adverse Change specified in such MAC Notice.

                  (h) By the Seller or Purchaser, in writing, if the Deposit is not delivered to the Escrow Agent and the Escrow Agreement is not executed by the Seller, Purchaser and the Escrow Agent within the time period specified by
Section 2.2 hereof.

                  (i) By the Seller or Purchaser, in writing, if the Borrowers or any of them or any of their successors or assigns, exercises any rights under the documentation pertaining to the Loan, as in effect on the date hereof, to redeem or repurchase more than 11,106 of the Shares.

                  (j) By the Seller or Purchaser, in writing, if the Federal Reserve Board or the Federal Reserve Bank of New York takes any action under, or Seller reasonably determines that Seller must take action to comply with Section 2(a)(5)(D) of the Bank Holding Company Act of 1956, as amended, that renders the Seller unable to transfer or cause the transfer of the Applicable Number of Shares to Purchaser.

                  (k) By Purchaser if it concludes that, upon consummation of the Acquisition, Purchaser will own less than 70% of the outstanding voting stock and equity interest in Bancorp, Bancorp will own less than 100% of the outstanding voting stock and equity interest in Adams or there are outstanding rights or options held by any person or entity that could result in a dilution of the ownership interests of Purchaser in Bancorp or Bancorp in Adams.

                  (l) By Purchaser or Seller in the event Bancorp fails to comply with all of its obligations under the Bancorp Agreement.

                  (m) By Purchaser or Seller in the event the conditions specified in Section 6.1 have not been satisfied by the Closing Deadline or the expiration of the Extension Period; provided, however, that Purchaser may terminate this Agreement under this subsection (m) only if the conditions specified in Section 6.3(d) have been satisfied.

7.2               Effect of Termination.

                  In the event this Agreement is terminated  pursuant to Section
7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions of Article 8 in their entirety and, with respect to any termination after the Initial Closing, any provisions (other than Section 2.1(d)) that by their terms survive the Initial Closing shall survive any such termination, (ii) subject to Section 8.10 of this Agreement, a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured breach of the covenant, undertaking, representation or warranty giving rise to such termination and (iii) a termination after the Initial Closing shall not invalidate or otherwise affect any transactions consummated prior to the date of such termination.

7.3               Survival of Representations,
                  Warranties and Covenants

                  All representations, warranties and covenants in this Agreement shall expire on, and be terminated and extinguished at, each Closing Date with respect to any transactions consummated on such Closing Date other than covenants that by their terms are to be performed after such Closing Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Purchaser or the Seller (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Purchaser or the Seller or Bancorp, the aforesaid representations, warranties and covenants being material inducements to consummation by Purchaser and the Seller of the transactions contemplated herein.

7.4               Waiver

                  Except with respect to any required regulatory approval, each party hereto by written instrument signed by an authorized officer of such party, may at any time extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein. No waiver or extension shall be effective unless it is in writing signed by the party granting such waiver or extension.

7.5               Amendment or Supplement

                  This Agreement may be amended or supplemented in writing at any time by mutual agreement of Purchaser and the Seller. No modification or amendment of, or supplement to, this Agreement shall be effective unless signed by the party to be bound by such modification, amendment or supplement.

7.6               Indemnification

                  (a) From and after the Initial Closing, the Seller shall indemnify Purchaser for claims made by, or liability in favor of, any of the Borrowers on account of such Borrowers' rights or remedies under the Loan Agreement or applicable bankruptcy or creditors rights laws. From and after the Initial Closing, Purchaser shall indemnify the Seller for claims made by, or liability in favor of, any shareholder of Bancorp or Adams (including all past, present or future shareholders of Bancorp or Adams), other than Borrowers, arising from or in connection with: (i) any action or inaction by Purchaser in connection with Bancorp or Adams following the Initial Closing or (ii) in connection with the Bancorp Rights Agreement or any amendment or modification thereto.

                  (b) If any action or proceeding (each a "Claim") is brought or asserted against either party ("Indemnified Party") in respect of which indemnification may be sought under Section 7.6(a), the Indemnified Party shall promptly notify such other party ("Indemnifier") in writing of the existence of such Claim, describe the Claim in reasonable detail and indicate the amount (estimated, if necessary and to the extent feasible) of the damages that have been or may be suffered by the Indemnified Party and the Indemnifier shall thereafter assume and control the defense of such Claim.

                  (c) Upon the assumption of control by the Indemnifier as provided in Section 7.6 (b), the Indemnifier shall, at its expense, diligently proceed with defense, compromise or settlement of the Claim at Indemnifier's sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to employ separate counsel with regard to any such Claim and to participate in the defense thereof at its own cost, provided that the Indemnified Party shall have the right to control the defense of any such Claim and the Indemnifier shall pay the cost thereof in the event that (i) the Indemnifier shall have failed to assume the defense thereof within ten days after receipt of written notice of such action or (ii) both the Indemnifier and the Indemnified Party are parties to such Claim and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifier.

                  (d) In connection with any Claim, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifier, to make available to the Indemnifier all pertinent information and witnesses under the Indemnified Party's control, and take such other steps as in the opinion of counsel for the Indemnifier are necessary to enable the Indemnifier to conduct such defense.

                  (e) The final, nonappealable determination of any Claim, including all related costs and expenses, shall be binding and conclusive upon the Indemnifier and the Indemnified Party as to the amount of the indemnification; provided, however, that, except with the written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the provision by the claimant to the Indemnified Party of a release from all liability in respect of such Claim.

                  (f) Neither party hereto shall compromise or settle any claim, action or proceeding subject to Section 7.6(a) without the consent of the other party hereto, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1               Expenses

                  Except as provided elsewhere in this Agreement, each party shall bear and pay all fees, expenses and costs that it incurred in connection with the transactions contemplated by this Agreement, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

8.2               Entire Agreement

                  This Stock Purchase Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their successors or Permitted Assignees, any rights, remedies, obligations or liabilities, except that the conditions precedent set forth in Section 6.1(b), (c) and (f) are also for the benefit of Bancorp, and such provisions shall not be amended, modified or waived in any respect without the prior written consent of Bancorp.

8.3               No Assignment

                  Neither of the parties hereto may assign any of its rights or obligations under this Stock Purchase Agreement to any other person without the prior written consent of the non-assigning party, which shall not be unreasonably withheld. Seller hereby consents to Purchaser's assignment of proportionate rights as Purchaser hereunder to each of Robert H. Beymer, Robert
L. Shell, Jr., Jeanne Hubbard and Thomas W. Wright and their respective spouses (each such person being referred to herein as a "Permitted Assignee"). Any instrument of assignment shall provide for each assignee's written acceptance thereof, which acceptance by its express terms shall constitute the affirmative adoption by each such assignee of all of Purchaser's representations, warranties, covenants and obligations set forth in this Agreement, as fully as if each assignee had been an original party signatory hereto. Such assignments, if any, shall not relieve Purchaser from, nor modify, alter or diminish his representations, warranties, covenants and obligations set forth in this Agreement. Purchaser shall furnish copies of any such assignment to Seller within 3 days after execution thereof. Notwithstanding the foregoing, the Seller may assign its rights under this Agreement to a trustee or other fiduciary provided that (i) the Seller has transferred the Shares to such trustee or fiduciary to prevent a violation of the Bank Holding Company Act of 1956 and (ii) such trustee or fiduciary agrees in writing to be bound by and perform the Seller's obligations under this Agreement and the Escrow Agreement.

8.4               Notices

                  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express, or by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Seller:

                           Citibank, N.A.
                           Private Banking Group
                           153 East 53rd Street
                           New York, New York  10043
                     Attention: Mr. Walter C. Vosburgh, Jr.

                  With a required copy to:

                           Linowes and Blocher
                           Tenth Floor
                           1010 Wayne Avenue
                           P. O. Box 8728
                           Silver Spring, Maryland  20907-8728
                           Attention:  Bradford F. Englander

                  If to Purchaser:

                           Marshall T. Reynolds
                           P. O. Box 4040
                           Huntington, West Virginia  25729

                  With a required copy to:

                    Huddleston, Bolen, Beatty, Porter & Copen
                           611 Third Avenue
                           P. O. Box 2185
                      Huntington, West Virginia 25722-2185
                           Attention:  Thomas J. Murray

8.5               Captions

                  The captions contained in this Stock Purchase Agreement are for reference purposes only and are not part of this Agreement.

8.6               Counterparts

                  This Stock Purchase Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7               Time of the Essence

                  The parties hereto agree that time is of the essence.

8.8               Jury Trial Waiver

                  THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY ISSUES RAISED IN ANY ACTION ALLEGING A
BREACH OF THIS AGREEMENT.

8.9               Governing Law and Jurisdiction

                  THE VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

8.10              Limitation of Liability

                  (a) The parties agree and acknowledge that in the event that Purchaser fails to consummate the Acquisition, Seller's damages would be difficult to calculate, and the amount of the Escrowed Funds constitutes reasonable and appropriate liquidated damages for Purchaser's failure to consummate the Acquisition. Except for actual damages resulting from Purchaser's material breach of Purchaser's obligations under
                  Section 7.6 of this Agreement and Purchaser's failure to consummate a Subsequent Closing pursuant to Section 2.1(d) of this Agreement, the amount of the Escrowed Funds shall constitute the limit of Purchaser's liability under this Agreement.

                  (b) In the event that Purchaser terminates this Agreement pursuant to Section 7.1(b), or the Seller terminates this Agreement pursuant to Section 7.1(j), Purchaser shall be entitled to payment in an amount equal to Purchaser's reasonable and actual out-of-pocket fees, costs and expenses of its attorney's and other professionals incurred in connection with the transactions contemplated by this Agreement from the date of Seller's execution and delivery of this Agreement through the date on which this Agreement is terminated. Except for actual damages resulting from Seller's material breach of Section 7.6 of this Agreement, the amounts payable by Seller under this subsection 8.10(b) shall constitute the limit of Seller's liability under this Agreement.

                  IN WITNESS WHEREOF, the corporate party hereto has caused this Stock Purchase Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the individual party has signed his name, all as of the day and year first above written.

                                        CITIBANK, N.A.



                                        By:_____________________________________
                                             Name:______________________________
                                             Title:_____________________________




                                        ----------------------------------------
                                        MARSHALL T. REYNOLDS

c:\agree\citbkmtr.sp9

                                                                       EXHIBIT A
                                                                       ---------

                                    AGREEMENT


         THIS AGREEMENT ("Agreement"), dated as of April 20, 1995, between Marshall T. Reynolds (the "Purchaser") and Abigail Adams
National Bancorp, Inc. ("Bancorp"), a Delaware corporation and bank holding company.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Rights Agreement dated as of April 12, 1994, between Bancorp and The First National Bank of Maryland, as rights agent (the "Bancorp Rights Agreement"), Bancorp declared a dividend of one common share purchase right (the "Rights") for each outstanding share of common stock, par value $10.00 per share, of Bancorp ("Bancorp Common Stock"), payable to shareholders of record of Bancorp common stock on April 23, 1994; and

         WHEREAS, the Rights are not exercisable until the "Distribution Date" described in the Bancorp Rights Agreement;
and

         WHEREAS, the Purchaser contemplates entering into a Stock Purchase Agreement ("Stock Purchase Agreement") with Citibank, N.A. (the "Seller"), a national banking association, the form of which is attached hereto as Exhibit A, which provides, subject to the conditions therein contained, for the sale by Seller to Purchaser of 203,038 shares (the "Shares") of Bancorp Common Stock, said purchase being referred to in the Stock Purchase Agreement and this Agreement as the "Acquisition"; and

         WHEREAS,  Purchaser  and Seller are  unwilling  to enter into the Stock
Purchase Agreement without the execution of this Agreement, such that a condition precedent to Purchaser's execution of the Stock Purchase Agreement is the execution of this Agreement by Bancorp and the performance or the undertaking to perform, as applicable, by Bancorp of its obligations hereunder; and

         WHEREAS, Bancorp has determined that consummation of the Acquisition, subject to the terms set forth herein is in the best interests of Bancorp and its stockholders; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms not otherwise defined herein are defined as in the Bancorp Rights Agreement, a copy of which is attached hereto as Exhibit B, and the form of Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A.

         "Employment Agreement" shall mean the employment agreement dated March 31, 1993 among Bancorp, the Adams National Bank ("Adams") and Barbara Davis Blum, as amended effective December 31, 1994, and as it may be further amended from time to time.

         "Severance Agreements" shall mean the severance agreements referenced in Item 5 of Bancorp's Form 8-K report dated April 27, 1994 and appended thereto as Exhibits No. 10.1 through 10.7, as such may be amended from time to time.

                                   ARTICLE II
              COVENANTS, UNDERTAKINGS AND OBLIGATIONS OF PURCHASER

2.1               Tender Offer

                  Within twenty (20) business days following the Initial Closing Date of the Acquisition, Purchaser will commence a cash tender offer directed to all stockholders of Bancorp (other than Seller), whereby Purchaser will offer to purchase all outstanding shares of Bancorp Common Stock owned by such stockholders for a cash price of $21.00 per share (the "Tender Offer"). The Tender Offer shall remain open for a minimum of twenty (20) business days (the "Tender Offer Period") and Purchaser shall purchase pursuant to the Tender Offer all shares tendered and not withdrawn during the Tender Offer Period. The Tender Offer shall be conducted in accordance with the requirements of Section 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and in accordance with all other applicable requirements of law.

2.2 Purchaser covenants and agrees that, prior to the consummation of the Tender Offer and the payment in full for any shares tendered, neither the Purchaser nor any assignee of the Shares (or of Purchaser's right to purchase the Shares) will vote such Shares without the consent of Bancorp's Board of Directors, to change in any respect the composition of the Board of Directors.


                                   ARTICLE III
               COVENANTS, UNDERTAKINGS AND OBLIGATIONS OF BANCORP

3.1 Bancorp agrees to take all actions necessary so that the execution, delivery and performance of the Stock Purchase

Agreement and consummation of the Acquisition and the Tender Offer as contemplated by this Agreement do not and will not result in Purchaser, any of his Permitted Assignees (as defined by the Stock Purchase Agreement), or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement), enable or require any Rights under the Bancorp Rights Agreement to become exercisable, or otherwise cause or give rise to the occurrence of a "Distribution Date" (as such term is defined in the Bancorp Rights Agreement), which the parties hereto agree may be effected by means of an amendment to the Rights Plan without a redemption of the Rights.

3.2 Bancorp agrees not to take any action to oppose or impede consummation of the Acquisition.

3.3 Bancorp agrees to take and to cause Adams to take all actions necessary so that the execution, delivery and performance of the Stock Purchase Agreement and consummation of the Acquisition and the Tender Offer as contemplated by the Stock Purchase Agreement and this Agreement do not constitute a "Change in Control" under the terms of any of the Severance Agreements or otherwise cause any of the rights or benefits of the employees thereunder to become exercisable or triggered.

3.4 Except as contemplated or required by the terms of this Agreement, Bancorp agrees that prior to the Initial Closing Date, it shall not amend or alter in any fashion the Bancorp Rights Agreement.

3.5 Except as contemplated or required by the terms of this Agreement, Bancorp agrees that prior to the Initial Closing Date, it shall not amend or alter, or permit Adams to amend or alter, in any fashion any of the Severance Agreements or Employment Agreement without the prior written consent of the Purchaser.

3.6 Except as otherwise permitted hereby, between the date hereof and the Initial Closing Date, Bancorp agrees that it will not, and will cause Adams not to, without the prior written approval of the Purchaser:

                  (a)      Make any change in its authorized capital stock.

                  (b)  Issue  any  shares  of  its  capital  stock,   securities
convertible into its capital stock, or any long term debt securities.

                  (c) Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

                  (d) Enter into, amend to materially increase its obligations under or materially increase its current level of contributions to, any pension, retirement, stock option, profit sharing, deferred compensation, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees.

                  (e) Mortgage, pledge, or subject to a lien or any other encumbrance, any of their assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors, except in the ordinary course of business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted or incur any material obligation or enter into any material contract not in the ordinary course of business.

                  (f) Amend its Certificate of Incorporation or By-Laws, in the case of Bancorp, or its Articles of Association or By-laws, in the case of Adams.

3.7 (a) Notwithstanding any other provision of this Agreement, the parties agree that the Employment Agreement may be amended by Bancorp and Adams to provide for one or more extensions of the termination date of such agreement to a date not beyond 90 days following the Initial Closing Date, on the same terms and conditions, except for the termination date, as provided for therein.

                  (b) Notwithstanding any other provision of this Agreement, Bancorp for incentive purposes may adopt a stock option plan and during the first year of the plan issue to directors and employees of Bancorp and Adams stock options to purchase in the aggregate a number of shares of Bancorp Common Stock not in excess of 2.5% of the number of shares of Bancorp Common Stock outstanding on the date hereof.

3.8 At the Initial  Closing,  upon  satisfaction  of the conditions set forth in
Article VI of the Stock Purchase Agreement, Bancorp shall deliver, and shall cause Adams to deliver, a release of claims against National Bancshares, Inc. ("NBI") and each of its directors (collectively, the "NBI Group") and its officers, employees and agents, in all material respects in the form attached to the Stock Purchase Agreement as Exhibit C.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1               Authorized and Effective Agreement

                  (a) Purchaser has all requisite power and authority to enter into and perform all of its obligations under this Agreement and the Stock Purchase Agreement. The execution and delivery of this Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action in respect thereof on the part of Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, which is enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Agreement or the Stock Purchase Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Purchaser with any of the provisions hereof or thereof, shall (i) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (ii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

4.2               Legal Proceedings: Regulatory Approvals

                  To the best of Purchaser's knowledge, as of the date of Purchaser's execution and delivery of this Agreement, there are no actual actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. No fact or condition relating to Purchaser known to Purchaser exists that would prohibit Purchaser from obtaining all of the regulatory approvals contemplated herein.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BANCORP

5.1               Authorized and Effective Agreement

                  (a) Bancorp has all requisite corporate power and authority to enter into and to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bancorp. This Agreement constitutes a legal, valid and binding obligation of Bancorp, which is enforceable against Bancorp in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby, nor compliance by Bancorp with any of the provisions hereof, shall (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of Bancorp, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any Distribution Date with respect to, the Bancorp Rights Agreement or any related documents, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, regulation applicable to Bancorp.

5.2               Legal Proceedings

                  To the best of Bancorp's knowledge, as of the date of Bancorp's execution and delivery of this Agreement, there are no actual pending actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1               Condition Precedent to Purchaser's Execution of this
                  Agreement

                  Purchaser's execution of this Agreement shall be subject to the receipt by Purchaser and Seller of the opinion of Covington & Burling that the execution, delivery and performance of the Stock Purchase Agreement and consummation of the Tender Offer shall not result in the Purchaser or any of his Permitted Assignees (as defined by the Stock Purchase Agreement) or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined by the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable, and that a "Distribution Date" (as such term is defined in the Bancorp Rights Agreement) will not occur as a result of the execution, delivery and performance of the Stock Purchase Agreement or the announcement or consummation of the Tender Offer, such opinion to be in form and substance satisfactory to Seller, Purchaser and their respective counsel.

6.2               Conditions Precedent - Purchaser

                  The obligations of the Purchaser to effect the Tender Offer as contemplated by Section 2.1 of this Agreement shall be subject to satisfaction of the following additional conditions at or immediately prior to the Initial Closing Date of the Acquisition under the Stock Purchase Agreement unless waived by Purchaser pursuant to Section 7.3 hereof:

                  (a) The representations and warranties of Bancorp set forth in
Section 5.1 hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Initial Closing Date as though made on and as of such Initial Closing Date, except as otherwise expressly provided in this Agreement or consented to in writing by Purchaser.

                  (b)      Purchaser shall have consummated the Acquisition.

                  (c) Bancorp shall have in all material respects performed all obligations and complied with all covenants required or made by it in this Agreement.

                  (d) Bancorp shall have delivered to Purchaser and Seller a certificate, dated as of the Initial Closing Date and signed by its authorized representative, stating that to the (i) best of such person's knowledge the conditions set forth in Section 6.2(c) have been satisfied; and (ii) since the date of execution of this Agreement the Bancorp Rights Agreement has not been amended or altered in any fashion, (iii) since the date of the certificate of Bancorp directors and officers referred to and relied upon in the opinion of Covington & Burling described in Section 6.1 hereof, no change has occurred in any of the matters and facts set forth in such certificate.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1               Termination

                  This Agreement shall terminate, without any further action on the part of either party, effective immediately upon the termination of the Stock Purchase Agreement prior to the Initial Closing Date and may be terminated as follows:

                  (a) At any time by the mutual consent in writing of the parties hereto.

                  (b) At any time, by Purchaser in writing if Bancorp has, or by Bancorp in writing if Purchaser has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which breach has been materially adverse, and in the case of
(i) or (ii) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Initial Closing Date; provided that neither party may terminate this Agreement pursuant to this Section 7.1(b) if at such time such party has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein and, in either case, such breach has not been cured in all material respects.

7.2               Effect of Termination

                  In the event this Agreement is terminated  pursuant to Section
7.1 hereof, this Agreement shall become void and have no effect.

7.3               Waiver

                  Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an authorized officer of such party, may at any time extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein. No waiver or extension shall be effective unless it is in writing signed by the party granting such waiver or extension.

7.4               Amendment or Supplement

                  This Agreement may be amended or supplemented in writing at any time by mutual agreement of Purchaser and Bancorp. No modification or amendment of, or supplement to, this Agreement shall be effective unless signed by the party to be bound by such modification, amendment or supplement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1               Expenses

                  Except as provided elsewhere in this Agreement, each party shall bear and pay all fees, expenses and costs that it incurred in connection with the transactions contemplated by this Agreement, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

8.2               Entire Agreement

                  This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, with respect to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and Permitted Assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their successors, any rights, remedies, obligations or liabilities.

8.3               No Assignment

                  Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the non-assigning party.

8.4               Notices

                  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express, or by registered or certified mail, postage prepaid, addressed as follows:

                  If to Bancorp:

                      Abigail Adams National Bancorp, Inc.
                               1627 K Street, N.W.
                              Washington, DC 20006
                          Attention: Barbara Davis Blum

                  With a required copy to:

                           Covington & Burling
                           1201 Pennsylvania Avenue, N.W.
                           P. O. Box 7566
                           Washington, DC  20044
                     Attention: D. Michael Lefever, Esquire

                  If to Purchaser:

                           Marshall T. Reynolds
                           P. O. Box 4040
                           Huntington, West Virginia  25729

                  With a required copy to:

                    Huddleston, Bolen, Beatty, Porter & Copen
                           611 Third Avenue
                           P. O. Box 2185
                      Huntington, West Virginia 25722-2185
                      Attention: Thomas J. Murray, Esquire

8.5               Captions

                  The captions contained in this Stock Purchase Agreement are for reference purposes only and are not part of this Agreement.

8.6               Counterparts

                  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the corporate party has caused this Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the individual party has signed his name, all as of the day and year first above written.

                                        ABIGAIL ADAMS NATIONAL BANCORP, INC.


                                        By:_____________________________________

                                             Its:_______________________________




                                        ----------------------------------------
                                        MARSHALL T. REYNOLDS

c:\h&r\a-adams8.agr

                                                                       EXHIBIT B
                                                                       ---------


                  ESCROW AGREEMENT ("Escrow Agreement") made this 21st day of April, 1995, among MARSHALL T. REYNOLDS (the "Purchaser"), CITIBANK, N.A., a national banking association (the "Seller"), and CITIZENS BANK OF MARYLAND (the "Escrow Agent").

                  WHEREAS, the Purchaser and the Seller have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 21, 1995 which requires Purchaser to deliver to the Escrow Agent a Deposit (as defined in Section 2.2 of the Stock
Purchase Agreement);

                  NOW THEREFORE, the parties hereto agree as follows:

                  1. Except as otherwise provided herein, capitalized terms used in the Stock Purchase Agreement shall have the same meaning when used herein.

                  2. Concurrently with the execution of the Stock Purchase Agreement, Purchaser shall deliver to the Escrow Agent the Deposit to be held by the Escrow Agent in an escrow account at _______________ in accordance with the terms of this Escrow Agreement and the Stock Purchase Agreement. The Escrow Agent shall invest the Deposit in overnight repurchase agreements collateralized by United States Treasury securities. The Deposit plus all interest or other moneys earned thereon after the deduction of fees and expenses of the Escrow Agent as provided herein shall constitute the "Escrowed Funds."

                  3. The Escrow Agent shall not sell, transfer or in any manner encumber the Escrowed Funds except pursuant to the terms of this Escrow Agreement.

                  4. The Escrowed Funds shall be distributed by the Escrow Agent as follows:

                           (a)      If the Initial Closing occurs, the Escrowed
Funds shall be distributed at the Initial Closing to the Seller and credited toward payment of the Purchase Price;

                           (b)      If (i) the Stock Purchase Agreement is
terminated by either Seller or Purchaser pursuant to Section 7.1(c) or (f) thereof or by the Seller pursuant to Section 7.1(b) thereof, (ii) Purchaser does not at such time have the right to terminate the Stock Purchase Agreement under
Section 7.1 thereof and (iii) the Seller has not breached, in any material respect, (A) any covenant or undertaking contained in the Stock Purchase Agreement or (B) any representation or warranty contained in the Stock Purchase Agreement, which breach has not been cured in all material respects, then the Escrowed Funds shall be distributed to the Seller.

                           (c)     If the Stock Purchase Agreement is terminated
other than pursuant to Section 7.1(a) thereof and subsection (b) of this Section 4 does not apply, then the Escrowed Funds shall be distributed to Purchaser.

                           (d)     If the Stock Purchase Agreement is terminated
pursuant to Section 7.1(a) thereof, the Escrowed Funds shall be distributed in accordance with the joint instructions of the Seller and Purchaser.

                  5. In the event the Seller or Purchaser believes that it is entitled to the Escrowed Funds, such party (the "Demanding Party") shall deliver a notice ("Notice") to the other party (the "Other Party") and to the Escrow Agent that shall set forth the reason(s) it believes it is entitled to the Escrowed Funds. If, within ten days of the date of such Notice, the Other Party either consents in writing to such distribution or the Escrow Agent receives no Notice of Objection (as defined below) pursuant to paragraph 6 hereof, the Escrow Agent shall pay the Escrowed Funds to the Demanding Party on the eleventh day after the date of such Notice.

                  6. If a Notice is sent to the Escrow Agent and, within ten days of the date of the Notice, the Escrow Agent and the Demanding Party receive a written notice of objection ("Notice of Objection") from the Other Party, no distribution shall be made until such dispute shall have been resolved by (a) an agreement in writing signed by the Seller and Purchaser, or (b) by a final judgment of a court of competent jurisdiction, as to which judgment the time for appeal shall have expired and no appeal shall be pending, and the full and executed counterpart of such agreement, or a certified copy of such final judgment together with an affidavit of counsel for the Seller or Purchaser, as the case may be, stating that the time to appeal therefrom has expired and no appeal is pending, is delivered to the Escrow Agent, in which case the Escrow Agent shall comply with the terms of such agreement or judgment.

                  7. The Seller and Purchaser agree with the Escrow Agent as follows:

                           a. The Escrow  Agent shall not be bound in any way by
                  any agreement or contract between the Seller and Purchaser other than the Stock Purchase Agreement (and any amendments or supplements thereto of which it has notice) or as specifically set forth herein, and the Escrow Agent's only duties and responsibilities shall be to hold and dispose of the Deposit in accordance with the terms of the Stock Purchase Agreement and this Escrow Agreement.

                           b. The Escrow  Agent may rely and shall be  protected
                  in acting or refraining from acting upon any written notice, instruction or request furnished to the Escrow Agent either by the Seller or Purchaser by any of the persons whose names and specimen signatures have been furnished to the Escrow Agent pursuant to paragraph 9 hereof and it shall not be necessary for the Escrow Agent to inquire into the authority of such signer(s).

                           c. This  Escrow  Agreement  may be altered or amended
                  only with the consent of all of the parties hereto. The Seller and Purchaser may remove Citizens Bank of Maryland as Escrow Agent at any time upon 10 days' written notice to the Escrow Agent.

                           d. Any  notice  required  to be  given to the  Escrow
                  Agent, the Seller or Purchaser shall be in writing and shall be effective when delivered to the Seller or Purchaser at its address as specified in Section 8.4 of the Stock Purchase Agreement or to the Escrow Agent at the address specified below:

                            Citizens Bank of Maryland
                            ==============================
                            Attention:____________________

                  or such other address as the parties may have furnished each other in writing, which notice of change of address shall be effective only upon receipt.

                           e. The Escrow Agent shall  charge the Escrowed  Funds
                  for any reasonable expenses incurred in connection with this Escrow Agreement, including attorneys' fees at its hourly rates and including the actual cost of legal services should the Escrow Agent deem it necessary to retain counsel (other than any fees and expenses incurred by the Escrow Agent in connection with a Notice of Objection, which fees and expenses shall be paid by the Seller if a final judgment of a court of competent jurisdiction is rendered for Purchaser and which fees and expenses shall be paid by Purchaser if a final judgment of a court of competent jurisdiction is rendered for the Seller.

                           f. The  Escrow  Agent  shall  not be  liable  for any
                  action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.

                           g. Purchaser warrants to the Escrow Agent and the Seller that (i) there is no security interest in the Deposit or any part thereof, (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposit or any part thereof, and (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether any security interest exists in the Deposit or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposit or any part thereof.


                  8. This Escrow Agreement and its validity, construction and performance shall be governed by the laws of the District of Columbia, without giving effect to principles of conflict of laws thereof, and shall be binding upon the Escrow Agent, Purchaser and the Seller and their respective successors and permitted assigns. No party to this Escrow Agreement may assign its rights or duties hereunder without the prior written consent of the other parties hereto.

                  9. Simultaneously with the execution of this Escrow Agreement, the Seller and Purchaser will each deliver to the Escrow Agent and to each other a certificate containing the names and specimen signatures of its officers or representatives authorized to sign this Escrow Agreement and notices, instructions and other communications hereunder. These certificates may be amended or replaced from time to time by later dated certificates delivered to the Escrow Agent by the Seller or Purchaser, as the case may be.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered by their duly authorized officers or representatives and have caused this Escrow Agreement to be dated as of the date and year first above written.

                                             CITIBANK, N.A.


                                             By:________________________________
                                                  Name:_________________________
                                                  Title:________________________



                                             -----------------------------------
                                             MARSHALL T. REYNOLDS

We accept appointment as Escrow Agent and acknowledge receipt of the Deposit.

CITIZENS BANK OF MARYLAND


By:________________________________
         Name:_________________________
         Title:________________________


c:\agree\citbkmtr.ea4

   1111-111
   1072795bfe
   exhc





                                    EXHIBIT C


                        STANDSTILL AND RELEASE AGREEMENT

                          ("Bancorp/Purchaser Release")

                                SPECIFIC RELEASE


         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, each of the undersigned hereby releases and forever discharges National Bancshares, Inc. and each of its associates, owners, stockholders, subscribers, promoters, predecessors, successors, assigns, agents, directors, officers, representatives, lawyers, consultants and employees, and all persons acting by, through, under or in concert with them, or any of them (collectively, the "Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, arising from the day before the beginning of time to the date hereof (together, "Claims"), which the undersigned now has or may hereafter have against the Released Parties, or any of them by reason of any matter, cause, or thing arising from or in connection with, or in any way relating to:

         1. that certain Stock Purchase Agreement dated April 11, 1994, between Citibank, N.A. and National Bancshares, Inc.;

         2. that certain Stock Purchase Agreement, as Amended dated June 1, 1994, between Citibank, N.A. and National Bancshares, Inc.;

         3. any attempt, effort, proposal or offer by or on behalf of the Releasing Parties, or any of them, to acquire, or offer to acquire, directly or indirectly, any shares or other interest in Abigail Adams National Bancorp, Inc. or any of its property or assets;

         4. any dealings, negotiations, discussions, agreements, contracts between National Bancshares, Inc. and Abigail Adams National Bancorp, Inc., or on their respective behalves, regarding the proposed, planned, attempted or offered acquisition by National Bancshares, Inc. of, or offer to acquire, any shares or other interest in Abigail Adams National Bancorp, Inc., from whatever source;

         5. any action or failure to take action, by or on behalf of National Bancshares, Inc., including without limitation any statements made or claims asserted or threatened, in any way relating to Abigail Adams National Bancorp, Inc., any shares of or other interest therein of any subsidiary, employee, officer, director, agent or attorney thereof or of any subsidiary thereof;

         6. any effort or attempt by National Bancshares, Inc. to cause Abigail Adams National Bancorp, Inc. or the Adams
         National Bank to take or not to take any action relating to any agreement by it or any subsidiary with any officer or employee thereof;

         7. any dealings, negotiations, discussions, agreements, contracts, actions inaction by or between Citibank, N.A. and National Bancshares, Inc., or on their behalves, regarding the proposed, attempted, planned or offered acquisition of shares in Abigail Adams National Bancorp, Inc. by National Bancshares, Inc.;

         8. the performance or termination of any agreements between Citibank, N.A. and National Bancshares, Inc.;

         9. any dealings, negotiations, discussions, agreements or contracts between Citibank, N.A. and the Purchaser regarding the proposed acquisition of shares in Abigail Adams National Bancorp, Inc. by the Purchaser;

         10. shares of Abigail Adams National Bancorp, Inc. held by Citibank, N.A. as collateral for a certain loan to certain individuals, among others, who are or were among the officers and directors of Abigail Adams National Bancorp, Inc.; or

         11. the alleged agreement between Citibank, N.A. and National Bancshares, Inc., which was the subject of Civil Action No.
         13810 in the Court of Chancery of the State of Delaware in and for New Castle County.

(individually, a "Released Claim," and collectively, "Released Claims"). This Release shall not release or discharge any claim that does not arise from, or is not in connection with or related to items 1 through 11, above.

         Each of the Releasing Parties represents and warrants to the Released Parties that he or it has not assigned or transferred any interest in any Released Claim, and each of the Releasing Parties agrees (individually and not jointly) to indemnify and hold the Released Parties harmless from any liability, claim, demand, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer by the Releasing Party. It is the intention of each of the undersigned that this indemnity does not require payment as a condition precedent to recovery by the Released Parties from the undersigned under this indemnity.


   1111-111/1072795bfe/exhc
                                        2

         Each of the Released Parties agrees that if he or it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Released Claims or in any manner asserts against a Released Party any of the Released Claims, then such Releasing Party will (individually and not jointly) pay to such Released Party, in addition to any other damages caused thereby, all attorneys' fees incurred by the Releasing Party in defending or otherwise responding to said suit or claim.

         Each Released Party, by accepting the benefits of this Release, and the undersigned further understand and agree that the execution and acceptance of this Release shall not constitute or be construed as an admission of any liability, claim, defense or counterclaim by or against any party.

                                                [SIGNATURE FOLLOWS]

------------------------------
[individual]



STATE OF                                                 *
                                                         *    ss:
COUNTY OF                                                *


         On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that [he/she] executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]




------------------------------
[corporation]




   1111-111/1072795bfe/exhc
                                        3

By: __________________________
Title: _______________________



STATE OF                                                 *
                                                         *    ss:
COUNTY OF                                                *


         On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as [president/vide-president/secretary] or on behalf of the corporation therein named and acknowledged that the corporation executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]

   1111-111/1072795bfe/exhc
                                        4

   1111-111/1072795bfe/exhd





                                    EXHIBIT D


                        STANDSTILL AND RELEASE AGREEMENT

                                 ("NBI Release")

                                SPECIFIC RELEASE


         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, each of the undersigned (i.e., National Bancshares, Inc., a Delaware corporation, and each of its directors, James F. McCall, Frank Francois and Theodore A. Adams, Jr. in their corporate and individual capacities) (together, the "Releasing Parties"), hereby releases and forever discharges Citibank, N.A., Abigail Adams National Bancorp, Inc., The Adams National Bank and _________________________ (who is the "Purchaser," as such term is defined in that certain Standstill and Release Agreement dated as of February ____, 1995 between Citibank, N.A. and National Bancshares, Inc.), and each of their respective associates, owners, stockholders, subscribers, promoters, predecessors, successors, heirs, assigns, agents, directors, officers, partners, representatives, lawyers, consultants and employees and all persons acting by, through, under or in concert with them, or any of them, and any other person or entity (collectively, the "Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, arising from the day before the beginning of time to the date hereof (together, "Claims"), which the undersigned now has or may hereafter have against the Released Parties, or any of them by reason of any matter, cause, or thing arising from or in connection with, or in any way relating to:

         1. that certain Stock Purchase Agreement dated April 11, 1994, between Citibank, N.A. and National Bancshares, Inc.;

         2. that certain Stock Purchase Agreement, as Amended dated June 1, 1994, between Citibank, N.A. and National Bancshares, Inc.;

         3. any attempt, effort, proposal or offer by or on behalf of the Releasing Parties, or any of them, to acquire, or offer to acquire, directly or indirectly, any shares or other interest in Abigail Adams National Bancorp, Inc. or any of its property or assets;

         4. any dealings, negotiations, discussions, agreements, contracts, actions or inactions by or between the Releasing Parties, or any of them, on the one hand, and the Released

         Parties, or any of them, on the other hand, or on their respective behalves, regarding the proposed, planned, attempted or offered acquisition by National Bancshares, Inc. of, or offer to acquire, any shares or other interest in Abigail Adams National Bancorp, Inc., from whatever source;

         5. any action or failure to take action, by or on behalf of the Released Parties, or any of them, including without limitation any statements made or claims asserted or threatened, in any way relating to the Releasing Parties, or any of them, any subsidiary, employee, officer, director, agent or attorney thereof;

         6. any effort or attempt by the Released Parties, or any of them, to cause any person or entity to take or not to take any action relating to Abigail Adams National Bancorp, Inc. or the Adams National Bank;

         7. rights, claims, obligations, duties or liabilities under the D.C. Human Rights Act, as may be amended from time to time, and any rules or regulations thereunder;

         8. the performance or termination of any agreements between Citibank, N.A. and National Bancshares, Inc.;

         9. any dealings, negotiations, discussions, agreements, contracts between Citibank, N.A. and any other person or entity regarding Abigail Adams National Bancorp, Inc.;

         10. shares of Abigail Adams National Bancorp, Inc. held by Citibank, N.A. as collateral for a certain loan to certain individuals, among others, who are or were among the officers and directors of Abigail Adams National Bancorp, Inc.; or

         11. the alleged agreement between Citibank, N.A. and National Bancshares, Inc., which was the subject of Civil Action No.
         13810 in the Court of Chancery of the State of Delaware in and for New Castle County.

(individually, a "Released Claim," and collectively, "Released Claims"). This Release shall not release or discharge any claim that does not arise from, or is not in connection with or related to items 1 through 11, above.

         Each of the Releasing Parties represents and warrants to the Released Parties that he or it has not assigned or transferred any interest in any Released Claim, and each of the Releasing Parties agrees (individually and not jointly) to indemnify and hold the Released Parties harmless from any liability, claim, demand, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer by the Releasing Party. It is the intention of each of the undersigned that this indemnity does not require payment as a condition precedent to

   1111-111/1072795bfe/exhd
                                        2
recovery by the Released Parties from the undersigned under this indemnity.

         Each of the Released Parties agrees that if he or it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Released Claims or in any manner asserts against a Released Party any of the Released Claims, then such Releasing Party will (individually and not jointly) pay to such Released Party, in addition to any other damages caused thereby, all attorneys' fees incurred by the Releasing Party in defending or otherwise responding to said suit or claim.

         Each Released Party, by accepting the benefits of this Release, and the undersigned further understand and agree that the execution and acceptance of this Release shall not constitute or be construed as an admission of any liability, claim, defense or counterclaim by or against any party.

                                                [SIGNATURE FOLLOWS]

------------------------------
         James F. McCall



STATE OF                                                 *
                                                         *    ss:
COUNTY OF                                                *


         On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared James F. McCall, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]


------------------------------
         Frank Francois



   1111-111/1072795bfe/exhd
                                        3

STATE OF                                                 *
                                                         *    ss:
COUNTY OF                                                *


         On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared Frank Francois, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]


------------------------------
         Theodore A. Adams, Jr.



STATE OF                                                 *
                                                         *    ss:
COUNTY OF                                                *


         On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared Theodore A. Adams, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]




   1111-111/1072795bfe/exhd
                                        4

National Bancshares, Inc., a Delaware corporation



By: __________________________
Title: _______________________



STATE OF                                                 *
                                                         *    ss:
COUNTY OF                                                *


         On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]

   1111-111/1072795bfe/exhd
                                        5

                                    EXHIBIT E

                                       TO

                            STOCK PURCHASE AGREEMENT

                      ("Seller Release" per Section 6.1(c))

                                SPECIFIC RELEASE

         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, except as expressly stated below, the undersigned Citibank, N.A. (the "Releasing Party") hereby releases and forever discharges Abigail Adams National Bancorp, Inc. ("Bancorp"), The Adams National Bank ("Adams") and each of their affiliates and subsidiaries (collectively, the "Released Entities" and individually, a "Released Entity") and all officers, directors, predecessors, successors, assigns, employees, agents, representatives, lawyers and consultants of each Released Entity, and all heirs, successors and assigns of each such Released Entity and such other persons and entities, and all persons acting by, through, or in concert with them, or any of them , but excluding any person who is an "Excluded Director" as hereinafter defined (collectively, the "Released Parties" and individually, a "Released Party"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, arising from the day before the beginning of time to the date of execution hereof (together, "Claims"), which the Releasing Party now has or may hereafter have against the Released Parties, or any of them, by reason of any matter, cause, or thing arising from or in connection with, or in any way relating to:

          (1) that certain Stock Purchase Agreement dated April 11, 1994, between Citibank, N.A. ("Citibank") and National Bancshares, Inc. ("NBI");

          (2) that certain Stock Purchase Agreement, as Amended dated June 1, 1994, between Citibank and NBI;

          (3) any dealings, negotiations, discussions, communications, agreements, or contracts between or among any Released Party or any of their parents, subsidiaries or affiliates, or any of their officers, directors, employees, agents, representatives or lawyers, and any person or entity relating to a purchase, sale or any other disposition of the shares of common stock of Bancorp pledged to Citibank as collateral (the "Shares") or of Bancorp or the Bank (or of any interest in any of them);

          (4) any dealings, negotiations, discussions, communications, agreements, or contracts between or among the Releasing Party, or its parents, subsidiaries or affiliates, or any of their officers, directors, employees, agents, representatives or lawyers, and any person or entity relating to the purchase, sale or any other disposition of the Shares of Bancorp or the Bank (or of any interest in any of them);

          (5) any action or inaction by or on behalf of the Released Parties, or any of them, relating to Bancorp, the Bank or the Shares;

          (6) that certain Rights Agreement dated as of April 12, 1994 between Bancorp and the First National Bank of Maryland as Rights Agent, as amended;

          (7) any matter or thing that is the subject matter of any claim, counterclaim, defense or allegation that was made in that certain lawsuit currently pending in the Chancery Court of the State of Delaware in and for New Castle County, captioned Citibank, N.A. v. Abigail Adams National Bancorp, Inc., et al., Case No. C.A. 13464;

          (8) any action or inaction of the Released Parties, or any of them, in connection with the Citibank's status as a pledgee or alleged shareholder of the Shares; and

          (9) any breach of fiduciary duty, or alleged breach of fiduciary duty, by the Released Parties, or any of them, to the Releasing Parties, or any of them, in connection with Bancorp, Adams or the Shares.

(individually, a "Released Claim," and collectively, "Released Claims").

         Notwithstanding  the  foregoing,   the  terms,   "Released  Claim"  and
"Released Claims," shall not include, and this Release shall not release, discharge, alter or impair any Claim, that:

          (a) does not arise from, or is not in connection with or related to items 1 through 9, above;

          (b) arises solely under the terms of the Term Loan Agreement or the Pledge Agreement, each dated August 24, 1988, between Citibank as lender and Mark G. Griffin, Karen Griffin, Richard W. Naing, Maria L. Naing, Barbara D. Blum, the Wynmark Trust and the E.A. Griffin Trust as borrowers (the "Borrowers");

          (c) arises solely under the terms of that certain settlement agreement dated as of

          June 30, 1994 between Citibank and Barbara D. Blum ("Blum"); or

          (d) arises under, or constitutes a contract, agreement, promise, right, privilege, immunity or indebtedness under, that certain Stock Purchase Agreement dated April 21, 1995 (as may be amended from time to time) between Citibank and Marshall T. Reynolds, or under the "Escrow Agreement" as such term is defined therein.

         The Releasing Party represents and warrants to the Released Parties that it has not assigned or transferred any interest in any Released Claim, and the Releasing Party agrees to indemnify and hold the Released Parties harmless from any liability, Claim, demand, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer by such Releasing Party. It is the intention of the Releasing Party that this indemnity does not require payment as a condition precedent to recovery by the Released Parties from the undersigned under this indemnity.

         The Releasing Party agrees that if it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Released Claims or in any manner asserts against a Released Party any of the Released Claims, then the Releasing Party will pay to such Released Party, in addition to any other damages caused thereby, all attorneys' fees incurred by the Released Party in defending or otherwise responding to said suit or claim.

         Each Released Party, by accepting the benefits of this Release, and the undersigned further understand and agree that the execution and acceptance of this Release shall not constitute or be construed as an admission of any liability, claim, defense or counterclaim by or against any party.

         The term, "Excluded Director," as used herein shall mean and include the following individuals: [insert names of individuals who are directors of Bancorp at Closing, and who fail or refuse to execute and deliver the Bancorp/Adams/Director Release]. Notwithstanding any other term or provision of this Release to the contrary, Excluded Directors, and any person or entity who would be entitled to the benefits of this Release solely by virtue of being a successor, assign or heir of such person, or a person acting by, through or in concert with such person, shall not be considered to be a "Released Party" or "Released Parties" hereunder, and shall not be entitled to any right, benefit, immunity or privilege as a result hereof.

                                                [SIGNATURE FOLLOWS]

CITIBANK, N.A.



By: ________________________________________
Title: _____________________________________



STATE OF                                                 )
                                                         )    ss.
CITY/COUNTY OF                                           )

         On this ____ day of July, in the year 1995, before me, the undersigned, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ____________________________ or on behalf of the corporation therein named and acknowledged that the corporation executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



-------------------------------------------
Notary Public in and for
Said County and State

[Seal]

                                   EXHIBIT F

                                       TO

                            STOCK PURCHASE AGREEMENT

              ("Bancorp/Adams/Director Release" per Section 6.2(g))

                                SPECIFIC RELEASE

         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, except as stated below, the undersigned (individually, a "Releasing Party" and collectively, the "Releasing Parties") hereby releases and forever discharges Citibank, N.A. ("Citibank") and each of Citibank's parents, subsidiaries and affiliates (collectively, the "Released Entities" and individually, a "Released Entity"), and all officers, directors, predecessors, successors, assigns, employees, agents, representatives, lawyers and consultants of each Released Entity, and all heirs, successors and assigns of each such Released Entity and such other persons and entities, and all persons acting by, through, or in concert with them, or any of them (individually, a "Released Party" and collectively, the "Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, arising from the day before the beginning of time to the date of execution hereof (together, "Claims"), which the undersigned now has or may hereafter have against the Released Parties, or any of them, by reason of any matter, cause, or thing arising from or in connection with, or in any way relating to:

          (1) that certain Stock Purchase Agreement dated April 11, 1994, between Citibank, N.A. ("Citibank") and National Bancshares, Inc. ("NBI");

          (2) that certain Stock Purchase Agreement, as Amended dated June 1, 1994, between Citibank and NBI;

          (3) any dealings, negotiations, discussions, communications, agreements, or contracts between or among any Released Party or any of their parents, subsidiaries, or affiliates, or any of their officers, directors, employees, agents, representatives or lawyers, and any person or entity relating to a purchase, sale or any other disposition of the shares of common stock of Abigail Adams National Bancorp, Inc. ("Bancorp") pledged to Citibank as collateral (the "Shares") or of Bancorp or the Adams National Bank (the "Bank") (or of any interest in any of

SPAEXE2.DOC

          them);

          (4) any dealings, negotiations, discussions, communications, agreements, or contracts between the Releasing Parties or any of their parents, subsidiaries or affiliates, or any of their officers, directors, employees, agents, representatives or lawyers, and any person or entity relating to the purchase, sale or any other disposition of the Shares or of Bancorp or the Bank (or of any interest in any of them);

          (5) any action or inaction by or on behalf of the Released Parties, or any of them, relating to the Shares, Bancorp or the Bank;

          (6) that certain Rights Agreement dated as of April 12, 1994 between Bancorp and the First National Bank of Maryland as Rights Agent, as amended;

          (7) any matter or thing that is the subject matter of any claim, counterclaim, defense or allegation that was made in that certain lawsuit currently pending in the Chancery Court of the State of Delaware in and for New Castle County, captioned Citibank, N.A. v. Abigail Adams National Bancorp, Inc., et al., Case No. C.A. 13464;

          (8) any action or inaction of the Released Parties, or any of them, in connection with Citibank's status as a pledgee or alleged shareholder of the Shares; and

          (9) any breach of fiduciary duty, or alleged breach of fiduciary duty, by the Released Parties, or any of them, in connection with Bancorp, Adams or the Shares.

(individually, a "Released Claim," and collectively, "Released Claims").

         Notwithstanding  the  foregoing,   the  terms,   "Released  Claim"  and
"Released Claims," shall not include, and this Release shall not release, discharge, alter or impair any Claim, that:

          (a) does not arise from, or is not in connection with or related to items 1 through 9, above;

          (b) arises solely under the terms of the Term Loan Agreement or the Pledge Agreement, each dated August 24, 1988, between Citibank as lender and Mark G. Griffin, Karen Griffin, Richard W. Naing, Maria L. Naing, Barbara D. Blum, the Wynmark Trust and the E.A. Griffin Trust as borrowers (the "Borrowers"), and is a Claim which is, and continuously has been, owned and held by one or more of such Borrowers;

          (c) arises solely under the terms of that certain settlement agreement dated as of June 30, 1994 between Citibank and Barbara D. Blum ("Blum"), and is a Claim which is, and continuously has been owned and held by Blum; or

          (d) arises under, or constitutes a contract, agreement, promise, right, privilege, immunity or indebtedness under, that certain Stock Purchase Agreement dated April __, 1995 (as may be amended from time to time) between Citibank and Marshall T. Reynolds, or under the "Escrow Agreement," as such term is defined therein.

         Each of the Releasing Parties represents and warrants to the Released Parties that he, she or it has not assigned or transferred any interest in any Released Claim, and each of the Releasing Parties agrees individually, and not jointly, to indemnify and hold the Released Parties harmless from any liability, Claim, demand, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer by such Releasing Party. It is the intention of each of the Releasing Parties that this indemnity does not require payment as a condition precedent to recovery by the Released Parties from the undersigned under this indemnity.

         Each of the Releasing Parties agrees that if he, she or it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Released Claims or in any manner asserts against a Released Party any of the Released Claims, then such Releasing Party will pay to such Released Party, in addition to any other damages caused thereby, all attorneys' fees incurred by the Released Party in defending or otherwise responding to said suit or claim.

         Each Released Party, by accepting the benefits of this Release, and the undersigned further understand and agree that the execution and acceptance of this Release shall not constitute or be construed as an admission of any liability, claim, defense or counterclaim by or against any party.

                              [SIGNATURE(S) FOLLOW]


SPAEXE2.DOC
                                        3

--------------------------------------------
[individual]


STATE OF                                                 )
                                                         )    ss.
CITY/COUNTY OF                                           )

                  On this ___ day of _______________, in the year 1995, before me, the undersigned, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that [he/she] executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



--------------------------------------------
Notary Public in and for
Said County and State

[Seal]

SPAEXE2.DOC
                                        4

[Corporation]



By: ________________________________________
Title: _____________________________________



STATE OF                                                 )
                                                         )    ss.
CITY/COUNTY OF                                           )

         On this ____ day of _____________, in the year 1995, before me, the undersigned, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the
person       who       executed       the       within       instrument       as
[president/vice-president/secretary] or on behalf of the corporation therein named and acknowledged that the corporation executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



-------------------------------------------
Notary Public in and for
Said County and State

[Seal]

SPAEXE2.DOC